SLM Student Loan Trust 2002-4
Quarterly Servicing Report
Report Date: 8/31/04 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	5/31/04	Activity	8/31/04
A	i	Portfolio Balance	$891,759,658.40	($84,696,742.38)	$807,062,916.02
	ii	Interest to be Capitalized	13,431,419.70		11,942,440.13

	iii	Total Pool	$905,191,078.10		$819,005,356.15

	iv	Specified Reserve Account Balance	2,262,977.70		2,047,513.39

	v	Total Adjusted Pool	$907,454,055.80		$821,052,869.54

B	i	Weighted Average Coupon (WAC)	3.343%		3.308%
	ii	Weighted Average Remaining Term	111.60		110.24
	iii	Number of Loans	283,279		262,654
	iv	Number of Borrowers	158,285		147,477
	v	Aggregate Outstanding Principal Balance — T-Bill	$186,270,308.64		$168,453,102.79
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$718,920,769.46		$650,552,253.36

							% of		% of
	Notes and Certificates			Spread		Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
C	i	A-1 Notes	78442GDU7		0.000%	$-	0.000%	$-	0.000%
	ii	A-2 Notes	78442GDV5		0.030%	109,001,055.80	12.012%	22,599,869.54	2.753%
	iii	A-3 Notes	78442GDW3		0.080%	280,000,000.00	30.856%	280,000,000.00	34.103%
	iv	A-4 Notes	78442GDX1		0.140%	472,480,000.00	52.067%	472,480,000.00	57.546%
	v	B Notes	78442GDY9		0.360%	45,973,000.00	5.066%	45,973,000.00	5.599%

	vi	Total Notes				$907,454,055.80	100.000%	$821,052,869.54	100.000%

	Reserve Account		6/15/04	9/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,262,977.70	$2,047,513.39
	iv	Reserve Account Floor Balance ($)	$1,503,142.00	$1,503,142.00
	v	Current Reserve Acct Balance ($)	$2,262,977.70	$2,047,513.39

II. 2002-4 Transactions from: 6/1/04 through: 8/31/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$80,742,551.13
	ii	Principal Collections from Guarantor	7,546,968.01
	iii	Principal Reimbursements	57,414.75
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$88,346,933.89

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$131,014.07
	ii	Capitalized Interest	(3,781,205.58)

	iii	Total Non-Cash Principal Activity	$(3,650,191.51)

C	Total Student Loan Principal Activity		$84,696,742.38

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,547,096.10
	ii	Interest Claims Received from Guarantors	195,731.61
	iii	Collection Fees	50,756.75
	iv	Late Fee Reimbursements	218,330.42
	v	Interest Reimbursements	10,600.55
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	422,720.57
	viii	Subsidy Payments	1,250,536.67

	ix	Total Interest Collections	$5,695,772.67

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,421.64)
	ii	Capitalized Interest	3,781,205.58

	iii	Total Non-Cash Interest Adjustments	$3,779,783.94

F	Total Student Loan Interest Activity		$9,475,556.61

G.	Non-Reimbursable Losses During Collection Period		$135,716.83
H.	Cumulative Non-Reimbursable Losses to Date		$911,492.91

III. 2002-4 Collection Account Activity 6/1/04 through 8/31/04

A	Principal Collections
	i	Principal Payments Received	$20,427,424.09
	ii	Consolidation Principal Payments	$67,862,095.05
	iii	Reimbursements by Seller	16,463.22
	iv	Borrower Benefits Reimbursed	17,342.13
	v	Reimbursements by Servicer	(415.82)
	vi	Re-purchased Principal	24,025.22

	vii	Total Principal Collections	$88,346,933.89

B	Interest Collections
	i	Interest Payments Received	$4,673,692.11
	ii	Consolidation Interest Payments	$742,392.84
	iii	Reimbursements by Seller	86.58
	iv	Borrower Benefits Reimbursed	1,467.99
	v	Reimbursements by Servicer	8,212.28
	vi	Re-purchased Interest	833.70
	vii	Collection Fees/Returned Items	50,756.75
	viii	Late Fees	218,330.42

	ix	Total Interest Collections	$5,695,772.67

C	Other Reimbursements		$22,353.24

D	Trust Account Investment Income ( VI-D )		$164,313.46

E	Return funds borrowed for previous distribution		$-

	TOTAL FUNDS RECEIVED		$94,229,373.26
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,332,910.29)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$92,896,462.97

G	Servicing Fees Due for Current Period		$619,437.94

H	Carryover Servicing Fees Due		$-

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$639,437.94

IV. 2002-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04
INTERIM:

In School
Current	2.827%	2.776%	37,860	31,896	13.365%	12.144%	$131,310,880.86	$105,999,536.36	14.725%	13.134%

Grace
Current	2.825%	2.775%	20,406	17,113	7.203%	6.515%	$74,926,702.66	$66,676,418.22	8.402%	8.262%
TOTAL INTERIM	2.826%	2.776%	58,266	49,009	20.568%	18.659%	$206,237,583.52	$172,675,954.58	23.127%	21.396%
REPAYMENT

Active
Current	3.671%	3.615%	109,157	102,894	38.533%	39.175%	$334,420,128.81	$304,200,372.94	37.501%	37.692%
31-60 Days Delinquent	3.587%	3.512%	11,323	11,565	3.997%	4.403%	$33,684,423.47	$33,620,260.85	3.777%	4.166%
61-90 Days Delinquent	3.569%	3.537%	7,729	6,839	2.728%	2.604%	$22,533,868.87	$19,458,458.82	2.527%	2.411%
91-120 Days Delinquent	3.579%	3.528%	5,188	4,641	1.831%	1.767%	$15,254,243.49	$13,084,743.33	1.711%	1.621%
> 120 Days Delinquent	3.517%	3.485%	15,014	15,919	5.300%	6.061%	$41,363,099.03	$43,383,229.02	4.638%	5.375%

Deferment
Current	2.897%	2.843%	34,914	33,892	12.325%	12.904%	$103,802,756.63	$98,219,728.62	11.640%	12.170%

Forbearance
Current	3.536%	3.493%	40,125	35,694	14.164%	13.590%	$130,404,092.40	$116,998,474.27	14.623%	14.497%

TOTAL REPAYMENT	3.508%	3.453%	223,450	211,444	78.879%	80.503%	$681,462,612.70	$628,965,267.85	76.418%	77.933%
Claims in Process (1)	1.769%	3.466%	1,547	2,188	0.546%	0.833%	$4,032,670.12	$5,400,157.71	0.452%	0.669%
Aged Claims Rejected (2)	1.710%	3.370%	16	13	0.006%	0.005%	$26,792.06	$21,535.88	0.003%	0.003%
GRAND TOTAL	3.343%	3.308%	283,279	262,654	100.000%	100.000%	$891,759,658.40	$807,062,916.02	100.000%	100.000%

(1)  Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)  Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%
- GSL - Subsidized	3.151%	146,415	$388,635,899.80	48.154%
- GSL - Unsubsidized	3.133%	92,549	$295,072,880.58	36.561%
- PLUS Loans	4.185%	23,300	$122,087,748.61	15.127%
- SLS Loans	5.350%	390	$1,266,387.03	0.157%

- Total	3.308%	262,654	$807,062,916.02	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%
-Four Year	3.276%	194,569	$647,670,906.30	80.250%
-Two Year	3.423%	49,676	$113,851,356.49	14.107%
-Technical	3.482%	18,398	$45,499,068.44	5.638%
-Other	3.407%	11	$41,584.79	0.005%

- Total	3.308%	262,654	$807,062,916.02	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-4 Expected Interest Calculation and Interest Rate Cap Payments

A	Borrower Interest Accrued During Collection Period	$5,947,390.32
B	Interest Subsidy Payments Accrued During Collection Period	1,136,463.60
C	SAP Payments Accrued During Collection Period	1,044,934.25
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	164,313.46
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,293,101.63

VII. 2002-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	(6/15/04-9/15/04)	0.00000%

B	Class A-2 Interest Rate	0.003961111	(6/15/04-9/15/04)	1.55000%

C	Class A-3 Interest Rate	0.004088889	(6/15/04-9/15/04)	1.60000%

D	Class A-4 Interest Rate	0.004242222	(6/15/04-9/15/04)	1.66000%

E	Class B Interest Rate	0.004804444	(6/15/04-9/15/04)	1.88000%

VIII. 2002-4 Input from Previous Quarterly Servicing Report 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$891,759,658.40
	ii	Interest To Be Capitalized	13,431,419.70

	iii	Total Pool	$905,191,078.10
	iv	Specified Reserve Account Balance	2,262,977.70

	v	Total Adjusted Pool	$907,454,055.80

B	Total Note and Certificate Factor		0.59215783832
C	Total Note Balance		$907,454,055.80

D	Note Balance 6/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Current Factor	0.0000000000	0.2745618534	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$109,001,055.80	$280,000,000.00	$472,480,000.00	$45,973,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,262,977.70
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F )		$92,896,462.97	$92,896,462.97

B	Primary Servicing Fees-Current Month		$619,437.94	$92,277,025.03

C	Administration Fee		$20,000.00	$92,257,025.03

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$92,257,025.03
	ii	Class A-2	$431,765.29	$91,825,259.74
	iii	Class A-3	$1,144,888.89	$90,680,370.85
	iv	Class A-4	$2,004,365.16	$88,676,005.69
	v	Class B	$220,874.72	$88,455,130.97

	vi	Total Noteholder’s Interest Distribution	$3,801,894.06

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$88,455,130.97
	ii	Class A-2	$86,401,186.26	$2,053,944.71
	iii	Class A-3	$0.00	$2,053,944.71
	iv	Class A-4	$0.00	$2,053,944.71
	v	Class B	$0.00	$2,053,944.71

	vi	Total Noteholder’s Principal Distribution	$86,401,186.26

F	Increase to the Specified Reserve Account Balance		$0.00	$2,053,944.71

G	Carryover Servicing Fees		$0.00	$2,053,944.71

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,053,944.71
	ii	Class A-2	$0.00	$2,053,944.71
	iii	Class A-3	$0.00	$2,053,944.71
	iv	Class A-4	$0.00	$2,053,944.71
	v	Class B	$0.00	$2,053,944.71

	vi	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$2,053,944.71	$0.00

X. 2002-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$431,765.29	$1,144,888.89	$2,004,365.16	$220,874.72
	ii	Quarterly Interest Paid		0.00	431,765.29	$1,144,888.89	$2,004,365.16	220,874.72

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii viii	Quarterly Principal Due Quarterly Principal Paid		$0.00 0.00	$86,401,186.26 86,401,186.26	$0.00 0.00	$0.00 0.00	$0.00 0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$86,832,951.55	$1,144,888.89	$2,004,365.16	$220,874.72

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04		$907,454,055.80
	ii	Adjusted Pool Balance 8/31/04		821,052,869.54

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$86,401,186.26

	iv	Adjusted Pool Balance 5/31/04		$907,454,055.80
	v	Adjusted Pool Balance 8/31/04		821,052,869.54

	vi	Current Principal Due (iv-v)		$86,401,186.26
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$86,401,186.26

	ix	Principal Distribution Amount Paid		$86,401,186.26

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$86,401,186.26
D		Total Interest Distribution		3,801,894.06

E		Total Cash Distributions		$90,203,080.32

F	Note Balances		6/15/04	9/15/04
	i	A-1 Note Balance 78442GDU7	$—	$—
		A-1 Note Pool Factor	0.0000000000	0.0000000000

	ii	A-2 Note Balance 78442GDV5	$109,001,055.80	$22,599,869.54
		A-2 Note Pool Factor	0.2745618534	0.0569266235

	iii	A-3 Note Balance 78442GDW3	$280,000,000.00	$280,000,000.00
		A-3 Note Pool Factor	1.0000000000	1.0000000000

	iv	A-4 Note Balance 78442GDX1	$472,480,000.00	$472,480,000.00
		A-4 Note Pool Factor	1.0000000000	1.0000000000

	v	B Note Balance 78442GDY9	$45,973,000.00	$45,973,000.00
		B Note Pool Factor	1.0000000000	1.0000000000

G
	Reserve Account Reconciliation
	i	Beginning of Period Balance		$2,262,977.70
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$2,053,944.71

	iv	Total Reserve Account Balance Available		$4,316,922.41
	v	Required Reserve Account Balance		$2,047,513.39
	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Corp.		$2,269,409.02
	viii	Ending Reserve Account Balance		$2,047,513.39

XI. 2002-4 Historical Pool Information

						2003	2002
			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	12/1/02-11/30/03	7/9/02-11/30/02
Beginning Student Loan Portfolio Balance			$891,759,658.40	$930,694,005.16	$1,002,897,181.97	$1,318,637,823.20	$1,477,360,738.22
	Student Loan Principal Activity
	i	Regular Principal Collections	$80,742,551.13	$35,771,005.11	$68,683,698.85	$237,012,225.38	$88,672,534.75
	ii	Principal Collections from Guarantor	7,546,968.01	5,668,603.09	7,175,001.65	$29,991,801.22	$2,381,354.31
	iii	Principal Reimbursements	57,414.75	48,632.99	58,781.41	$68,068,273.68	$84,625,489.83
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$88,346,933.89	$41,488,241.19	$75,917,481.91	$335,072,300.28	$175,679,378.89
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$131,014.07	$102,272.35	$134,382.93	$1,385,405.79	$730,538.49
	ii	Capitalized Interest	(3,781,205.58)	(2,656,166.78)	(3,848,688.03)	(20,717,064.84)	(17,687,002.36)

	iii	Total Non-Cash Principal Activity	$(3,650,191.51)	$(2,553,894.43)	$(3,714,305.10)	$(19,331,659.05)	$(16,956,463.87)
(-)	Total Student Loan Principal Activity		$84,696,742.38	$38,934,346.76	$72,203,176.81	$315,740,641.23	$158,722,915.02
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,547,096.10	$3,165,959.99	$3,849,948.81	$18,845,257.73	$13,872,144.11
	ii	Interest Claims Received from Guarantors	195,731.61	159,089.88	208,030.05	$1,070,568.53	$58,300.14
	iii	Collection Fees	50,756.75	44,669.87	42,270.00	$127,204.35	$16,742.09
	iv	Late Fee Reimbursements	218,330.42	187,084.80	203,067.30	$737,474.54	$356,986.94
	v	Interest Reimbursements	10,600.55	9,851.50	9,277.98	$682,939.27	$1,499,123.21
	vi	Other System Adjustments	—	—	—	$—	$—
	vii	Special Allowance Payments	422,720.57	133,533.05	163,272.48	$587,042.32	$—
	viii	Subsidy Payments	1,250,536.67	1,330,559.07	3,446,458.65	13,418,923.63	2,559,624.10

	ix	Total Interest Collections	$5,695,772.67	$5,030,748.16	$7,922,325.27	$35,469,410.37	$18,362,920.59

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,421.64)	$(990.06)	$(1,097.70)	$(780,786.96)	$(627,800.90)
	ii	Capitalized Interest	3,781,205.58	2,656,166.78	3,848,688.03	20,717,064.84	17,687,002.36

	iii	Total Non-Cash Interest Adjustments	$3,779,783.94	$2,655,176.72	$3,847,590.33	$19,936,277.88	$17,059,201.46

	Total Student Loan Interest Activity		$9,475,556.61	$7,685,924.88	$11,769,915.60	$55,405,688.25	$35,422,122.05
(=)	Ending Student Loan Portfolio Balance		$807,062,916.02	$891,759,658.40	$930,694,005.16	$1,002,897,181.97	$1,318,637,823.20
(+)	Interest to be Capitalized		$11,942,440.13	$13,431,419.70	$13,221,072.51	$14,429,260.20	$19,927,314.27
(=)	TOTAL POOL		$819,005,356.15	$905,191,078.10	$943,915,077.67	$1,017,326,442.17	$1,338,565,137.47
(+)	Reserve Account Balance		$2,047,513.39	$2,262,977.70	$2,359,787.69	$2,543,316.11	$3,346,412.84
(=)	Total Adjusted Pool		$821,052,869.54	$907,454,055.80	$946,274,865.36	$1,019,869,758.28	$1,341,911,550.31

XII. 2002-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-02	$1,430,692,877	12.31%
Dec-02	$1,338,565,137	15.82%
Mar-03	$1,253,240,289	16.71%
Jun-03	$1,198,170,572	15.48%
Sep-03	$1,103,956,990	16.98%
Dec-03	$1,017,326,442	17.93%
Mar-04	$943,915,078	18.16%
Jun-04	$905,191,078	16.99%
Sep-04	$819,005,356	18.08%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.